As filed with the Securities and Exchange Commission on June 6, 2003.
                                                   Registration No. 333-________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           WESTELL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                     DELAWARE                      36-3154957
          (State or other jurisdiction of       (I.R.S. Employer
          incorporation or organization)       Identification No.)


                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                    (Address of Principal Executive Offices)


                           WESTELL TECHNOLOGIES, INC.
                           NON-QUALIFIED STOCK OPTIONS
                 PURSUANT TO INDIVIDUAL STOCK OPTION AGREEMENTS
                            (Full title of the plans)

                                 E. VAN CULLENS
                             CHIEF EXECUTIVE OFFICER
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                     (Name and address of agent for service)

                                  630-898-2500
          (Telephone number, including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                      Proposed maximum    Proposed maximum
                                                     offering price per  aggregate offering
                                     Amount to be          share2              price3         Amount of registration
     Title of securities to be        registered1                                                      fee
            registered
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value        1,000,000            $1.95          $1,950,000                $173.55
$0.01 per share, to be issued
pursuant to Non-Qualified Stock
Option
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value         400,000             $2.00            $800,000                 $71.20
$0.01 per share to be issued
pursuant to Non-Qualified Stock
Option
----------------------------------------------------------------------------------------------------------------------


Class A Common Stock, par value         400,000             $5.00          $2,000,000                $178.00
$0.01 per share to be issued
pursuant to Non-Qualified Stock
Option
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value         76,923              $1.95         $149,999.85                 $13.35
$0.01 per share to be issued
pursuant to Non-Qualified Stock
Option
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value         100,000             $1.32             $132,000                $11.75
$0.01 per share to be issued
pursuant to Non-Qualified Stock
Option
----------------------------------------------------------------------------------------------------------------------
TOTAL
                                      1,976,923              --             5,031,999.85             $447.85
----------------------------------------------------------------------------------------------------------------------

1  This Registration Statement covers certain shares that are reserved for issuance under individual stock option agreements with certain executive officers.  In addition, this registration statement also covers an indeterminate number of additional shares which may be issued if the anti-dilution adjustment provisions of the option grant becomes operative.
2  The purchase price represents the exercise price per share for options to purchase shares of Class A Common Stock under the individual stock option agreements referenced in footnote (1) above.
3  Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) under the Securities Act of
   1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         We incorporate by reference the following documents:

                  (1) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, which we have filed with the SEC.

                  (2) Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002, September 30, 2002, as amended, and December 31, 2002, as amended.

                  (3) Current Report on Form 8-K dated May 21, 2003.

                  (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-K referred to in clause (1) above.

                  (5) The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, dated November 22, 1995, which we have filed with the SEC.

         Any documents which we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after today but before we file a post-effective amendment to this registration statement which states that all shares of our common stock offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing (we refer to such documents, and the documents listed above, as "Incorporated Documents").

         To the extent information contained in this registration statement or any Incorporated Document differs from information contained in an earlier-filed Incorporated Document, rely on the different information in this registration statement or the later-filed Incorporated Document.

Item 4. Description of Securities
        -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Item 7. Exemption From Registration Claimed
        -----------------------------------

         Not Applicable.

Item 8. Exhibits
        --------

            Exhibit
            Number    Document
            5         Opinion of McDermott, Will & Emery
            23.1      Consent of Ernst & Young LLP
            23.2      Consent of McDermott, Will & Emery (included in Exhibit 5)
            24        Powers of Attorney (included in the signature page)

Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Illinois on June 5 , 2003.

                                            WESTELL TECHNOLOGIES, INC.

                                            By:      /s/   E. VAN CULLENS
                                                     ---------------------
                                                     E. Van Cullens,
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas Hindman, E. Van Cullens and Melvin J. Simon and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Westell Technologies, Inc.) to sign any and all amendments to this Registration Statement, and to file all of the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 5, 2003.

/s/  John W. Seazholtz                        Chairman of the Board of Directors
---------------------------------------
            John W. Seazholtz

  /s/ E. Van Cullens                          President, Chief Executive Officer
---------------------------------------       (Principal  Executive Officer) and
            E. Van Cullens                    Director

 /s/ Nicholas C. Hindman                      Chief Financial Officer and Senior
---------------------------------------       Vice President (Principal
            Nicholas C. Hindman               Financial and Accounting Officer)

     /s/ Paul A. Dwyer                        Director
---------------------------------------
            Paul A. Dwyer

     /s/ Robert C. Penny III                  Director
---------------------------------------
            Robert C. Penny III

     /s/ Roger L. Plummer                     Director
---------------------------------------
            Roger L. Plummer

    /s/ Melvin J. Simon                       Assistant Secretary and Treasurer
---------------------------------------       and Director
            Melvin J. Simon

  /s/ Bernard F. Sergesketter                 Director
---------------------------------------
            Bernard F. Sergesketter

   /s/ Thomas A. Reynolds, III                Director
---------------------------------------
            Thomas A. Reynolds, III